UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2010

EDGEN MURRAY II, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	333-165298	20-8864225
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18444 Highland Road

Baton Rouge, LA 70809

(225) 756-9868

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

For the three months ended September 30, 2010, Edgen Murray II, L.P. (“the Company”) generated sales of $174.2 million, income from operations of $4.6 million, and net loss of $4.9 million. This compares to sales of $148.7 million, loss from operations of $10.5 million, and net loss of $6.6 million for the three months ended September 30, 2009. Sales backlog was approximately $168 million at September 30, 2010 compared to sales backlog of approximately $144 million at December 31, 2009 and approximately $204 million at September 30, 2009.

For the nine months ended September 30, 2010, the Company generated sales of $454.4 million, loss from operations of $60.9 million, and net loss of $87.3 million. This compares to sales of $602.7 million, income from operations of $13.8 million, and net loss of $2.2 million for the nine months ended September 30, 2009. For the nine months ended September 30, 2010, the Company’s results from operations include a goodwill impairment charge of $62.8 million, before taxes.

Net cash provided by operating activities was $1.7 million for the nine months ended September 30, 2010 compared to net cash provided by operating activities of $57.1 million for the nine months ended September 30, 2009. At September 30, 2010 and December 31, 2009, cash and cash equivalents was $38.7 million and $65.7 million, respectively.

At September 30, 2010 and December 31, 2009, the Company’s total indebtedness, including capital leases, was $478.5 million and $483.5 million, respectively. At September 30, 2010 and December 31, 2009, total indebtedness excludes accrued interest of $12.1 million and $2.6 million, respectively. At September 30, 2010 and December 31, 2009, the Company had no borrowings outstanding under its senior secured credit facility (the “ABL Facility”) and had approximately $96.3 million and $93.9 million available under the ABL Facility, net of reserves, respectively. Additionally, the Company had $10.2 million and $4.6 million available under a separate foreign credit facility.

Conference Call

A conference call to discuss the Third Quarter 2010 financial results of the Company will be held on Wednesday, November 17, 2010, at 10 a.m. Eastern standard time (9:00 a.m. Central standard time).

Interested parties in the United States may dial 1-877-317-6789. Additionally, interested parties in Canada may dial 1-866-605-3852, and international parties may dial 1-412-317-6789, to listen live to the conference call.

A replay of the conference call will be available through the Investors link on the Company’s website, www.edgenmurray.com, as soon as possible and will remain available for seven days following the date the replay is posted.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2010	EDGEN MURRAY II, L.P.

	By:	/s/ David L. Laxton, III
		Name:	David L. Laxton, III
		Title	Chief Financial Officer

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